                                                                     Exhibit 4.7

              [Front Side of Term Notes Other Than One Month Notes]

                             The Thaxton Group, Inc.
                              1524 Pageland Highway
                         Lancaster, South Carolina 29720



                      SUBORDINATED TERM NOTE - SERIES T1-__



Date of Issue _____________________________ , 20__     No.______________________

         FOR VALUE RECEIVED, The Thaxton Group, Inc. (the "Issuer") hereby promises to pay the principal amount of _________________________ Dollars ($_______________) _______________ on the Stated Maturity Date set forth below, as the same may be extended as provided herein, to


Name
         --------------------------

                                      Social Security or    Stated Maturity Date
         --------------------------   Employer I.D. No.        ("Maturity")


Address
         --------------------------   ------------------     ----------------


         --------------------------

(the "Holder"), or registered assigns, in the manner provided for on the reverse side hereof. This Subordinated Term Note (the "Term Note") shall bear interest on the unpaid principal amount from the date of issue until paid at the initial rate of _____________ percent (____%) per annum, such interest to be payable as provided herein, provided that such interest rate shall be subject to adjustment as described on the reverse side hereof.

         ISSUANCE UNDER INDENTURE. This Term Note is one of a series of a duly authorized issue of securities of the Issuer ((each a "Security") and, together, the "Securities") issued and to be issued under an Indenture, dated as of February 17, 1998 (herein called the "Indenture") between the Issuer and The Bank of New York, New York, as Trustee (herein called the "Trustee" which term includes any successor Trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         Reference is made to the further provisions of this Term Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         Unless the Certificate of Authentication hereon has been executed by the Trustee, either directly or through an Authenticating Agent, by the manual or facsimile signature of an authorized signer, this Term Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

       [Front Side of Subordinated Term Notes Other Than One Month Notes]

         Interest Payment Options

                  Interest at the above rate will be paid
                  ______ Monthly
                  ______ Quarterly
                  ______ At Maturity (compounded daily)

THIS SECURITY IS NOT A DEPOSIT, SAVINGS ACCOUNT OR AN OBLIGATION OF AN INSURED DEPOSITORY INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC) OR ANY OTHER GOVERNMENTAL AGENCY.


ATTEST:                                  THE THAXTON GROUP, INC.


By:                                      By:
     ---------------------------               ---------------------------------
      Allan F. Ross, Secretary                 James D. Thaxton
                                               Chairman of the Board, President
[SEAL]                                           and Chief Executive Officer

Authentication Certificate:

         This Term Note is one of the series of Securities referred to in the within-mentioned Indenture.


                                             The Bank of New York, as Trustee


                                             ________________________________
                                                      Authorized Agent

      [Reverse Side of Subordinated Term Notes Other Than One Month Notes]


         PAYMENT AND INTEREST ACCRUAL. Payment of the principal of and interest on this Term Note shall be made in lawful money of the United States at the principal office of The Thaxton Group, Inc., 1524 Pageland Highway, Lancaster, South Carolina 29720, or at such other place as the Issuer may designate to the Holder in writing ("Place of Payment"); provided, however, that any such payment may be made, at the option of the Issuer, by check mailed to the registered address of the Holder. Upon payment or tender of payment hereof at Maturity or earlier redemption (in whole), this Term Note shall be surrendered to the Issuer for cancellation at the Place of Payment. Unless otherwise agreed in writing by the Issuer, interest hereon shall cease to accrue, and the Issuer shall have no further liability with respect thereto, upon payment (or tender of payment in the aforesaid manner) of the outstanding principal amount hereof plus all accrued but unpaid interest at Maturity or earlier redemption.

         INTEREST RATE AND INTEREST RATE ADJUSTMENT. The interest rate payable on the principal amount of this Term Note shall be the initial rate set forth on the front of this Term Note unless it is adjusted by the Issuer. The Issuer may adjust the interest rate payable on this series of Securities. Any such adjustment shall be pursuant to the preceding sentence on the last Business Day of a month and shall be effective on the first day of the second month following such adjustment for Securities of this series issued or extended on or after the first day of such month. Any adjustment of the interest rate shall remain in effect unless and until a further adjustment is made by the Issuer.

         POSSIBLE AUTOMATIC RENEWALS. No later than 30 days prior to Maturity, the Company will give the Holder of this Term Note notice by first-class mail of the Maturity. This Term Note (with any interest payable at Maturity being added to the principal amount hereof) will be automatically renewed for successive terms, equal in duration to the original term hereof, at the rate of interest then in effect for Term Notes of this series unless, prior to Maturity, the Issuer receives notification of the Holder's intent to redeem the Term Note or receive the interest payment due at Maturity. Except for a possible change in the interest rate as described above, all of the terms and conditions applicable to the Term Note when issued will also apply during each period of renewal. Upon any renewal hereof, unless this Term Note is surrendered and cancelled and a new Term Note is issued in its stead, the principal amount of this Term Note shall be deemed amended to include any accrued but unpaid interest that is added to the principal amount and the date of Maturity shall be deemed amended to be the date of Maturity of the period of renewal.

         OPTIONAL REDEMPTION BY ISSUER. This Term Note is subject to redemption upon not less than 30 days' notice by first class mail, at any time, as a whole or in part, at the election of the Issuer, without premium, together with accrued interest to the date fixed for redemption in such notice, but any interest installment, which is due and payable on or prior to such date, will be payable to the Holder at the close of business on the relevant interest payment date. Each partial redemption payment shall be made as provided in the Indenture on the Outstanding Securities of this series of the Securities called for redemption.

         REDEMPTION PRIOR TO MATURITY BY HOLDER. The Holder shall have the right at its option to redeem this Term Note in whole or in part on any Business Day prior to Maturity. Upon such redemption, the Holder shall forfeit an amount equal to the difference between the amount of interest actually accrued on this Term Note since the date of issuance (or, in the case of a renewal or extension of this Term Note from the date of the most recent renewal) and the amount of interest that would have accrued on this Term Note had the rate of interest been 3% less than the rate of interest actually accrued. When necessary to comply with the requirements of this paragraph, any interest already paid to or for the account of the Holder shall be deducted from the amount redeemed. Holders shall also have the right to make partial redemptions prior to Maturity; provided, however, that, in the case of a partial redemption, a minimum outstanding principal amount of $1,000 is maintained. The above-mentioned forfeitures shall be calculated only upon the amount so redeemed. This Term Note may be redeemed before Maturity without forfeiture of any interest upon the death of the Holder of this Term Note or when the Holder of this Term Note is determined to be legally incompetent by a court or other administrative body of competent jurisdiction.

      [Reverse Side of Subordinated Term Notes Other Than One Month Notes]

         PARTIAL REDEMPTIONS REQUIRING SURRENDER OF THIS NOTE; INTEREST RATE REDUCTION. If this Term Note is redeemed in part and such redemption results in a principal balance (the "New Principal Amount") that would accrue a lower annual interest rate than would have accrued if this Term Note had been originally issued at the New Principal Amount as one of this series of the Securities, this Term Note shall be surrendered to the Issuer and cancelled and a new Term Note constituting one of this series of the Securities shall be issued to the Holder in a denomination equal to the New Principal Amount. Such new Term Note shall be issued on the terms, including the rate of interest, then applicable to a Term Note of this series of the Securities having a denomination equal to the New Principal Amount.

         ASSIGNMENT. As provided in the Indenture and subject to certain limitations set forth therein, this Term Note shall not be transferable to any person except by endorsement and delivery by the Holder, or his duly authorized representative at any Place of Payment referred to above and, upon surrender to the Issuer with proper endorsement, a new instrument of like tenor shall be issued in the name of the transferee. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Unless and until transferred in the manner aforesaid, the Issuer, the Trustee and any agent of either of them, may treat the Holder whose name or names appear on the face of this instrument as the absolute owner hereof for all purposes and neither the Issuer, the Trustee nor any Paying Agent shall be affected by notice to the contrary. If this Term Note is payable to two or more persons, they shall be deemed to be joint tenants with right of survivorship and any and all payments herein shall be made to either, or the survivor of them.

         SUBORDINATION. THE INDEBTEDNESS EVIDENCED BY THIS TERM NOTE IS, TO THE EXTENT AND IN THE MANNER PROVIDED IN THE INDENTURE, SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE) OF THE ISSUER, WHETHER OUTSTANDING AT THE DATE OF THE INDENTURE OR THEREAFTER INCURRED. EACH HOLDER OF THIS TERM NOTE, BY HIS ACCEPTANCE HEREOF, AGREES TO AND SHALL BE BOUND BY ALL THE PROVISIONS OF THE INDENTURE RELATING TO SUCH SUBORDINATION.

         EVENT OF DEFAULT. If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         When Payment Date is Not a Business Day. In any case where any interest payment date, redemption date or the Stated Maturity Date (as set forth above) of this Term Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Term Note) payment of principal and interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the interest payment date or redemption date, or at the Stated Maturity Date (as set forth above), provided that no interest shall accrue for the period from and after such interest payment date, redemption date or Stated Maturity Date, as the case may be.

         ISSUABLE IN REGISTERED FORM ONLY. This Term Note is one of a series of Securities issuable only in registered form without coupons.

         DEFINED TERMS. All capitalized terms in this Term Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.